                                [LOGO] BANCO BBA
                               CREDITANSTALT S.A.

                                APPRAISAL REPORT

                          Petrobras Distribuidora S.A.

                                 [LOGO] PETROBRA
                               DISTRIBUIDORA S.A.

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                                                               IMPORTANT REMARKS
--------------------------------------------------------------------------------

..    This appraisal report does not represent a sales request or advice on the part of Banco BBA Creditanstalt S.A. ("BBA"). The decision as to whether or not to participate in the public offering being the exclusive responsibility of the shareholders of Petrobras Distribuidora S.A. ("BR").

..    This appraisal report was prepared by BBA based on information available to the public and information supplied by managers of Petroleo Brasileiro S.A. ("Petrobras" or "Company") and of BR (jointly referred to as the "Companies"). BBA has not independently verified the information contained herein, and gives no guarantee that such information is correct and complete.

..    Any estimates or projections, as well as events that may occur in the future, are based on the best judgement of the Companies' managers. There is no guarantee that any such estimates or projections will be fulfilled. The final results observed may be different from the projections - and such differences may be significant - and may also be affected by market conditions.

                                                                               2

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                                                               IMPORTANT REMARKS
--------------------------------------------------------------------------------

..    The information contained herein reflects the Companies' financial and accounting conditions as of June 30, 2002. Any change to such conditions may alter the result presented herein

..    The assumptions adopted in the present report represent BBA's best appraisal for the date of June 30, 2002. There is no guarantee, however, that same will be realized, either fully or partially

..    Company and sector research reports drawn up by BBA's research area may treat market assumptions differently from the approach adopted in this appraisal.

..    In the normal course of their business, BBA and other companies in the BBA
     Group may hold short or long term positions, trade, or in any other way carry out operations, in its own name or that of its clients, involving negotiable securities, debt securities, loans or any other financial instruments relating to the Companies or other companies or persons linked to same.

                                                                               3

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                                                               IMPORTANT REMARKS
--------------------------------------------------------------------------------

..    This appraisal report may not be reproduced or published without BBA's prior consent.

     BBA declares, for the purposes of CVM Instruction 361/02, that:

     a) 322,003,170 (three hundred and twenty-two million, three thousand, one hundred and seventy) shares issued by BR are owned by BBA, by its controlling shareholder and by persons linked to same, or are under its discretionary management;

     b) among the appraisal criteria considered in the report, that which seems most appropriate for the definition of the fair price is economic valuation effected by the discounted cash-flow method;

     c) there is no conflict of interest that might diminish the independence necessary for the performance of its duties;

     d) the cost of the BR appraisal report and the Petrobras appraisal report amounted to R$ 1,500,000.00 (one million, five hundred thousand Reais).

                                                                               4

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   MAIN ASSUMPTIONS FOR DISCOUNTED CASH FLOW

3.   APPRAISAL RESULT

                                                                               5

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   MAIN ASSUMPTIONS FOR DISCOUNTED CASH FLOW

3.   APPRAISAL RESULT

                                                                               6

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    BBA's appraisal work used as a basis the following information:

     . The Company's published audited financial statements as of June 30th, 2002;

     .    Information on the Company's business sector available to the public;

     .    Growth prospects for the markets in which the Company operates;

     . Publicly available information on the strategic planning of the Company;

     . Discussions with executives of Petrobras and Petrobras Distribuidora relating to past performance and to expectations regarding the company's business in the future.

                                                                               7

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    Economic Value of Petrobras Distribuidora S.A, assuming a WACC (Weighted
     Average Cost of Capital) of 16% p.a.

     Firm Value               R$1.927 MM
     Participation Value      R$   40 MM
     Net Debt                 R$    6 MM
     -----------------------------------
     Value of Shares          R$1.961 MM
     -----------------------------------
           [GRAPHIC APPEARS HERE]
     -----------------------------------
     Value per 1.000 Shares   R$45.40
     -----------------------------------

                                                                               8

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    Value of Preferred Shares -- Petrobras Distribuidora S.A.

R$ MM

                                     [CHART]

                                    Bar Chart

Market Capitalization/(1)/   1,511   R$34.99/1000 shares
Book Value/(2)/              2,084   R$48.24/1000 shares
Economic Value               1,960   R$45.40/1000 shares

(1)  Average market price from June 29th, 2001 to June 28th, 2002

(2)  Book value as of June 30th, 2002

                                                                               9

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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

..    Value of Voting Shares -- Petrobras Distribuidora

R$ MM

                                     [CHART]

                                    Bar Chart

Market Capitalization/(1)/   1,698   R$39.30/1000 shares
Book Value/(2)/              2,084   R$48.24/1000 shares
Economic Value               1,960   R$45.40/1000 shares

(1) Average market price from June 29th, 2001 to June 28th, 2002. The voting shares were traded in only three trading floors which can jeopardize the comparison.

(2)  Book value as of June 30th, 2002

                                                                              10

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   MAIN ASSUMPTIONS FOR DISCOUNTED CASH FLOW

3.   APPRAISAL RESULT

                                                                              11

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                             GENERAL ASSUMPTIONS

..    The cash-flow projection period is 10 years; the main components are as follows:

     .    Macroeconomic assumptions
     .    Growth in the oil product and natural gas market
     .    Volume of each product distributed by the Company
     .    Product distribution margins
     .    Operating costs, sales, general and administrative expenses
     .    A level of investment adequate for the Company's growth

..    The appraisal base date is June 30th, 2002

..    The projection was made in nominal Reais, the discounted cash-flow being converted into Dollars based on BBA's macroeconomic projections.

..    We used the WACC (Weighted Average Cost of Capital) methodology in order to discount the cash-flow converted into Dollars.

..    In order to calculate the terminal value, we used the Gordon Model and considered that the cash-flow in perpetuity would follow the variation in the GDP.

                                                                              12

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                       MACROECONOMIC ASSUMPTIONS

..    The macroeconomic assumptions used in the projection of the discounted cash-flow were prepared by Banco BBA's economic team.

------------------------------------------------------------------------------------------------------------------------------
                             2002(E)   2003(E)   2004(E)   2005(E)   2006(E)   2007(E)   2008(E)   2009(E)   2010(E)   2011(E)
------------------------------------------------------------------------------------------------------------------------------
Brazilian GDP Growth            1.1%      2.5%      3.0%      3.5%      4.0%      4.0%      4.0%      4.0%      4.0%      4.0%

Exchange Rate - Eoy            3.00      3.50      3.55      3.73      3.87      3.95      3.99      4.03      4.06      4.10
Exchange Rate - Average        2.82      3.24      3.53      3.64      3.80      3.91      3.97      4.01      4.05      4.08

Inflation in Brazil (IPCA)     11.0%     13.0%      9.0%      7.0%      6.0%      4.0%      3.0%      3.0%      3.0%      3.0%
Inflation in USA (CPI)          2.0%      2.0%      2.0%      2.0%      2.0%      2.0%      2.0%      2.0%      2.0%      2.0%

Interest Rate (Selic)          18.3%     18.6%     16.1%     12.0%     11.0%      9.0%      7.8%      7.5%      7.5%      7.5%

                                                                              13

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                       OIL PRICE

..    Oil Price Projection

                                    [CHART]

                                   Line Chart

        Crude Oil - WTI    Crude Oil - Brent    Premium for WTI
        ---------------    -----------------    ---------------
2002          28.2                26.8                1.4
2003          29.2                27.8                1.4
2004          26.4                25.0                1.4
2005          23.6                22.3                1.4
2006          20.8                19.5                1.4
2007          20.8                19.5                1.4
2008          20.8                19.5                1.4
2009          20.8                19.5                1.4
2010          20.8                19.5                1.4
2011          20.8                19.5                1.4
2012          20.8                19.5                1.4

Source: DOE/BBA

                                                                              14

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                  OIL PRODUCTS MARKET PROJECTION

In order to project BR's sales volume, we first estimated the growth of the Brazilian oil products market and then the Company's participation in the market, taking into account its investment program and its commercial policy.

..    Oil Product Market Projections

     . Otto Cycle Fuels*: the projection of the potential market for Otto Cycle fuels was carried out taking into consideration the level of economic activity projected for the country, the growth prospects for the fleet and the elasticity of consumption in relation to oil product prices.

          Having estimated the market for Otto cycle vehicle fuels, we divided this market among natural gas for vehicles (NGV), hydrated alcohol and gasoline.

* Vehicles using gasoline, alcohol or natura gas.

                                                                              15

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                  OIL PRODUCTS MARKET PROJECTION

..    Oil Product Market Projections (cont.)

     . Natural Gas for Vehicles (NGV): In order to project the market for this fuel, we used the NGV penetration curve in the Argentine market, adapted to the stage of development of the Brazilian market and to the projected national fleet of vehicles.

     . Hydrated Alcohol: For hydrated alcohol we believe that in the short term the volume sold will be slightly below the current level, following the trend observed in the last seven years; in the medium term we assumed that volumes will grow once more, driven by policies to prevent the use of this fuel from being abandoned.

     . Gasoline: The market for this product was estimated as the difference between the total market projected for Otto Cycle fuels and the estimated market for NGV and alcohol.

                                                                              16

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                  OIL PRODUCTS MARKET PROJECTION

..    Oil Product Market Projections (cont.)

     . Diesel Oil: The market projection for this fuel was carried out based on a linear regression between the historical evolution of this market and the GDP of Brazil.

     . Fuel Oil: we estimated the growth of the market for fuel oil for the industrial sector using as a reference our projection for the country's economic activity and considering the effects of the penetration of alternative products (natural gas, coke) in this sector. We expect that, in the next 5 years, the participation of fuel oil in the industrial sector will fall by half, converging to levels similar to those in countries in which the use of alternative products has been available for a longer time.

                                                                              17

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                  OIL PRODUCTS MARKET PROJECTION

..    Oil Product Market Projections (cont.)

Natural Gas Market Share in the Industrial Sector of Other Countries

                                     [Chart]

                                    Bar chart

Paises Baixos                     99%
Estados Unidos                    98%
Reino Unido                       93%
Australia                         90%
Canada                            89%
Alemanha                          87%
Franca                            85%
Italia                            85%
Austria          Reference Parameter
Dinamarca        Reference Parameter
Espanha          Reference Parameter
Mexico           Reference Parameter

    Source: International Energy Agency/OCDE Calculated considering the joint participation of fuel oil, by the formula%GN=GN/(OC+GN), excluding the use of raw material

                                                                              18

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                  OIL PRODUCTS MARKET PROJECTION

..    Oil Product Market Projections (cont.)

     . Aviation Fuel (AF): After analyzing the historical consumption of aviation fuel in the country and considering the growth projection for the GDP in the coming years, we expect the aviation fuel market to double in the next 10 years.

     . Lubricants: We consider that this market will follow the growth of the market for Otto cycle fuels.

                                                                              19

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                    MARKET SHARE

The Company's participation in the distribution of each oil product was estimated based on publicly available information regarding its strategic plans, on BBA's opinion regarding the competitive environment in the sector and on BBA's discussions with Company executives.

     . Gasoline: The analysis of historical data shows that, BR has succeeded in recovering its market share after alterations were made in the sector's tax system. In addition, the Company is planning to increase its service station chain.

                                                                              20

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                    MARKET SHARE

     . Alcohol: We believe that, despite the rise in the number of service stations, BR will grow at a lower rate than expected in relation to gasoline due competition. We estimate that the Company will achieve additional share at a rate of 1% p.a. over the next 4 years.

     . Natural Gas: In this market BR has a great advantage over its competitors, in terms of market share, dominating this segment with a participation of over 60%. However, this is a segment in which BR started in the lead, but we expect competition to become stronger in the next few years, causing BR to lose about 10% market share in the medium term.

     . Diesel Oil: We divided the diesel oil market into two segments: the vehicle and consumer segments. For the diesel oil sold in the vehicle market, in which BR's market share is estimated at 20-22% (Source:
          Sindicom), we consider that, with the increase in the number of service stations, the company will achieve growth at a similar rate to that expected in the gasoline market, gaining about 8% participation in 4 years. For the diesel oil sold in the consumer market, in which BR holds about 40% (Source: Sindicom), we assume that there is no room for a significant variation in this participation. Adding together these two segments, we estimated that the company will increase its share in the diesel oil market by about 5% by 2006.

                                                                              21

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                    MARKET SHARE

     . Fuel Oil: BR has maintained a clearly dominant position in this market (comprised basically of three main competitors). Analyzing the present competitive environment, we do not believe that there will be any significant change in this scenario, and expect BR to maintain the average market share it has been achieving over the last few years.

     . Aviation Fuel: Like the fuel oil market, the aviation fuel market has only three significant competitors (one of which concentrates on the so-called "visiting market", that is, that for foreign airlines). Given that BR has held a significant and stable market share during the last few years, we assume that it will adopt a sufficiently competitive stance to maintain this position.

     . Lubricants: We have not seen a sharp drop in BR's participation in this segment after the market was deregulated. Much to the contrary, because it has always kept up-to-date in terms of technology, offering state-of-the-art products, the company has managed to increase its market share. Thus, we believe that, with a greater number of service stations, BR will succeed in increasing its participation in this segment at a rate slightly below that of the growth expected for the Otto cycle fuel market.

     . Others (asphalt, solvents, etc.): We assume that BR will maintain its market share in these products.

                                                                              22

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                             NET CONTRIBUTION MARGIN PROJECTIONS

     . Gasolina: Despite the rise in margins that occurred in the first few months of 2002, due to the drop in the refinery price of this fuel, we considered that this will be a short-lived situation and that gasoline margins should return to more modest values. Our projections assume distribution margins for this product similar to those achieved by the Company in 2001, with an adjustment for inflation.

                                                                              23

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                             NET CONTRIBUTION MARGIN PROJECTIONS

     . Hydrated Alcohol: We assumed that this product's distribution margin at the end of 2002 will be below that obtained in 2001; and for the following years, we considered this new margin level to be maintained (in real terms).

     . Diesel Oil: We believe that the increase in this product's distribution margin, effected in the first quarter of the current year thanks to the drop in the price of the product at the refineries, is an effect limited to this point in time, and we suppose that the margins should return to more modest values, though slightly above the level observed in 2001.

     . Natural Gas: This is a new market, in which we assumed that there will be stronger competition in the next few years, leading to lower margins. Therefore, in the medium term, we estimated a 15% reduction in the NGV margin.

                                                                              24

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                             NET CONTRIBUTION MARGIN PROJECTIONS

     . Fuel Oil: The fuel oil market is already seeing the effects of the introduction of natural gas in the industrial sector, and we expect such effects to be further intensified in the next few years. For fuel oil to remain competitive in relation to this important energy substitute, we expect distributing companies to start putting lower margins into practice.

     . Aviation Fuel: We cannot perceive any significant event that might alter the margin levels presently in effect in this segment. Therefore, we assume that margins will be maintained in real terms.

     . Lubricants: We assumed that the distribution margin for lubricants will be equal, in real terms, to that in effect over the last few years.

     . Others (asphalt, solvents, etc.): We assumed that the historical margin observed in the distribution of these products will be maintained in real terms.

                                                                              25

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                               COST AND EXPENSES

..    Distribution Cost: We assumed that unit distribution costs will be maintained, in real terms, at the level of values recorded in the last two years, during the Company's expansion phase, and we incorporated efficiency gains in the long term.

..    Sales Expenses

     . Publicity and Advertising: Based on the Company's historical data, we estimated this disbursement as a percentage of gross profit.

     . Bad Debt Provision: According to historical data, we projected this provision as a fixed percentage of accounts receivable.

     . Amortization of Conditional Financing: We assumed that the Company will continue to book values similar to the historical average, and in order to project them we used a percentage of gross profits.

..    General and Administrative Expenses: We considered growth based on the latest value recorded plus the projected inflation.

                                                                              26

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                               COST AND EXPENSES

..    Other Operating Expenses/Revenues

     . Revenues from Convenience Stores: Based on the increase in the number of stores from which BR receives royalties and on the initial franchise payment received when a store is opened.
     . Revenues from Rent in Own Service Stations: These grow as the company increases the number of own service stations and is paid rent on the land it owns.
     . Provision for Contingencies: Historical average observed, adjusted by the variation in net revenues.
     .    Provision for Health Plan: Latest value, monetarily restated.
     .    Tax Expenses: Percentage of net revenues.
     .    Other Operating Expenses: Percentage of gross profits.

                                                                              27

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                           INVESTMENTS -- NUMBER OF GAS STATIONS

..    In relation to the growth in the service station chain, we adopted the following assumptions:

     . Based on the plans published by BR, we consider that the Company will be operating a chain of 7,500 active service stations in 2006, starting from the current figure of 5,740.

          . Number of Active Service Stations: The recovery of inactive service stations with contracts with the Company is part of the Company's strategy, and was taken into account in our appraisal. Thus, we assumed that the percentage of active service stations over the total number will grow at a constant rate, until 2006.
          . Number of Own Service Stations: BR's strategy is to increase significantly the participation of own service stations in its chain.
          . Convenience Stores: The Company's strategy in this segment is to expand its base of convenience stores installed. We assume that this rise should be similar to the growth curve of the number of own service stations.
          . New Image: We assume that in 6 years BR will succeed in converting 100% of its chain to the new visual effects ("New Image").

                                                                              28

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                     INVESTMENTS

..    In order to estimate the investments necessary to sustain the Company's growth, the main assumptions adopted were as follows:

     . Own Service Stations: Estimated average investment of R$1.1 million per service station, of which 50% is for the land.
     . Service Stations with NGV: The additional investment for the implementation of NGV supply in a service station was estimated at R$620,000.
     . Service Stations with the New Image: We assumed an average investment of R$110,000 in order to renew the visual image of a service station.
     . Installations at Large Consumers: We assumed an annual investment of about R$ 15 million.
     . Equipment at Service Stations and Storage: We estimated a parameter of R$ 13,000 per service station per year.
     . Information Technology: We assumed an investment of approximately 0.2% of annual net revenues.
     . HS&E: We considered investments equivalent to 0.2% of annual net revenues.

                                                                              29

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                              OTHER  ASSUMPTIONS

..    Depreciation: This is estimated by applying a rate to gross fixed assets.

                             [GRAPHIC APPEARS HERE]

..    Inventories: Current level of inventory turnover maintained
..    Clients/Suppliers: Average term for receipt and payment maintained
..    Contingencies: With regard to the probable outcomes of environmental, civil, labor and tax lawsuits, we adopted the losses expected in accordance with the Company's official report (ITR) for the first semester of 2002.

                                                                              30

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                                                            MAIN DCF ASSUMPTIONS
--------------------------------------------------------------------------------
                                                                INCOME STATEMENT

-----------------------------------------------------------------------------------------------------------------------
R$ MM                   1999R    2000R     2001R     2002E     2003E     2004E     2005E     2006E     2007E     2008E
-----------------------------------------------------------------------------------------------------------------------
Net Revenues            9,195    12,233    16,120    19,960    24,982    29,506    32,286    34,203    36,763    39,003
COGS                   (8,265)  (11,153)  (14,803)  (18,357)  (23,095)  (27,186)  (29,503)  (31,039)  (33,492)  (35,504)
Gross Profit              930     1,080     1,317     1,603     1,887     2,320     2,783     3,165     3,271     3,500
   % of Net Revenues     10.1%      8.8%      8.2%      8.0%      7.6%      7.9%      8.6%      9.3%      8.9%      9.0%

Operational Expenses     (905)     (665)     (925)   (1,265)   (1,177)   (1,365)   (1,539)   (1,695)   (1,794)   (1,891)
Operational Profit         25       416       392       338       711       955     1,244     1,470     1,477     1,608
   % of Net Revenues      0.3%      3.4%      2.4%      1.7%      2.8%      3.2%      3.9%      4.3%      4.0%      4.1%

Net Profit                (73)      278       374       578       554       622       788       905       981     1,074
   % of Net Revenues     -0.8%      2.3%      2.3%      2.9%      2.2%      2.1%      2.4%      2.6%      2.7%      2.8%

EBITDA                     84       475       461       422       817     1,092     1,419     1,689     1,740     1,911
   % of Net Revenues      0.9%      3.9%      2.9%      2.1%      3.3%      3.7%      4.4%      4.9%      4.7%      4.9%

EBIT                       25       416       392       338       711       955     1,244     1,470     1,477     1,608
   % of Net Revenues      0.3%      3.4%      2.4%      1.7%      2.8%      3.2%      3.9%      4.3%      4.0%      4.1%

D&A                        59        60        69        84       106       137       175       219       264       303
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------
R$ MM                   2009E     2010E
----------------------------------------
Net Revenues            41,441    43,877
COGS                   (37,682)  (39,856)
Gross Profit             3,759     4,021
   % of Net Revenues       9.1%      9.2%

Operational Expenses    (2,011)   (2,133)
Operational Profit       1,747     1,888
   % of Net Revenues       4.2%      4.3%

Net Profit               1,248     1,381
   % of Net Revenues       3.0%      3.1%

EBITDA                   2,082     2,252
   % of Net Revenues       5.0%      5.1%

EBIT                     1,747     1,888
   % of Net Revenues       4.2%      4.3%

D&A                        335       364
-----------------------------------------

                                                                              31

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                                                                        CONTENTS
--------------------------------------------------------------------------------

1.   EXECUTIVE SUMMARY

2.   MAIN ASSUMPTIONS FOR DISCOUNTED CASH FLOW

3.   APPRAISAL RESULT

                                                                              32

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                                                                APPRAISAL RESULT
--------------------------------------------------------------------------------

..    Economic Value of Petrobras Distribuidora S.A, assuming a WACC (Weighted
     Average Cost of Capital) of 16% p.a.

     Firm Value               R$1.927 MM
     Participation Value      R$   40 MM
     Net Debt (Jun/2002)      R$    6 MM
     -----------------------------------
     Value of Shares          R$1.961 MM
     -----------------------------------
            [GRAPHIC APPEARS HERE]
     -----------------------------------
     Value per 1.000 Shares   R$45.40
     -----------------------------------

                                [LOGO] BANCO BBA
                               CREDITANSTALT S.A.
                            Associated with HVB Group

                                [LOGO] PETROBRAS
                               DISTRIBUIDORA S.A.